Securities and Exchange Commission
                           Washington, D.C. 20549

                          SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(A)
                   of the Securities Exchange Act of 1934

                        Filed by the Registrant [ ]
               Filed by a Party other than the Registrant [X]

                         Check the appropriate box:
                       [ ] Preliminary Proxy Statement
                       [ ] Definitive Proxy Statement
                       [X] Definitive Additional Materials
         [ ] Soliciting Material Pursuant to Section 240.14a-11(c)
                           or Section 240.14a-12

                             Circon Corporation
              (Name of Registrant as Specified in its Charter)

                     United States Surgical Corporation
                  (Name of Person Filing Proxy Statement)

                        ----------------------------

             Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               (1) Title of each class of securities to which transaction applies: N/A

               (2) Aggregate number of securities to which transac-tion applies: N/A

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

               (4) Proposed maximum aggregate value of transaction:
               N/A

               (5) Total fee paid: N/A

          [ ]  Fee previously paid with preliminary materials.

          [ ] Check box if any part of the fee is offset as pro-vided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by regis-tration statement number, or the Form or Schedule and the date of its filing.

               (1) Amount previously paid:

               (2) Form, Schedule or Registration Statement Number:

               (3) Filing Party:

               (4) Date Filed:


                          [U.S. SURGICAL LETTERHEAD]

                                  ATTENTION

                Account Executives With Clients Holding Shares
                                      of
                       Circon Corporation Common Stock

                                        August 22, 1997

                    United States Surgical Corporation has made a $16.50 cash offer for all outstanding shares of Circon Corporation common stock. Our offer represents a 68% premium over the average 10-trading day price of Circon stock immediately prior to U.S. Surgical's tender offer for Circon stock in August, 1996.

                    United States Surgical's offer is not contin-gent on financing. NOTHING STANDS BETWEEN YOUR CLIENT AND OUR $16.40 CASH TENDER OFFER EXCEPT CIRCON'S BOARD OF DIRECTORS. We believe that your clients' execution today of the BLUE proxy card recently mailed to them by United States Surgical is the most effective way to facilitate our cash tender offer.

                    If you would like to receive additional infor-mation on our cash tender offer and/or our proxy materi-al, please call your firm's Re-org department for tender offer material, the Proxy Dept. for proxy material or our information and proxy agent, Kissel-Blake Inc. at 1-800-554-7733.